EXHIBIT 99.1
DESCRIPTION: FINANCIAL STATEMENTS OF CURASOFT, INC. AS OF OCTOBER 31, 1998 AND DECEMBER 31, 1997


                          INDEX TO FINANCIAL STATEMENTS

                                                                                               Page

Report of PricewaterhouseCoopers LLP.............................................................7
Balance Sheet at October 31, 1998 and December 31, 1997..........................................8
Statement of Operations for the ten-month period ended October 31, 1998 and the year ended December 31, 1997....................................................9
Statement of Shareholders' Deficit for the ten-month period ended
         October 31, 1998 and the year ended December 31, 1997..................................10
Statement of Cash Flows for the ten-month period ended October 31, 1998 and the year ended December 31, 1997...................................................11
Notes to the Financial Statements...............................................................12

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Curasoft, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, changes of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Curasoft, Inc. at October 31, 1998 and December 31, 1997, and the results of their operations and their cash flows for the ten-month period ended October 31, 1998 and for the year ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management; and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


PricewaterhouseCoopers LLP
Houston, Texas
December 16, 1998

                                 CURASOFT, INC.
                                  BALANCE SHEET

                                                                                October 31,         December 31,
                                                                                   1998                 1997
                             ASSETS

Current assets:
    Cash and cash equivalents                                                   $   15,790           $   18,647
    Accounts receivable, net                                                       247,596              163,244
    Prepaid expenses and other current assets                                        5,884                1,200
                                                                                ----------           ----------
        Total current assets                                                       269,270              183,091
Property and equipment, net                                                         71,088               43,133
Other assets                                                                        19,833                2,541
                                                                                ----------           ----------

        Total assets                                                            $  360,191           $  228,765
                                                                                ==========           ==========

                  LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
    Accounts payable                                                            $   38,636           $    6,102
    Accrued liabilities                                                             17,931               23,980
    Accrued compensation                                                           201,543               57,836
    Current portion of notes payable to related parties                            204,146              149,798
    Deferred revenues                                                               94,948               59,718
                                                                                ----------           ----------
        Total current liabilities                                                  557,204              297,434
                                                                                ----------           ----------
Commitments and contingencies (Note 9)
Shareholders' deficit:
    Preferred stock, no par value, 5,000,000 shares
      authorized, 0 issued and outstanding
    Common stock, no par value, 20,000,000 shares
      authorized, 7,142,857 shares issued and outstanding                           33,550               33,550
    Accumulated deficit                                                           (230,563)            (102,219)
                                                                                ----------           ----------
        Total shareholders' deficit                                               (197,013)             (68,669)
                                                                                ----------           ----------

        Total liabilities and shareholders' deficit                             $  360,191           $  228,765
                                                                                ==========           ==========












   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                 CURASOFT, INC.
                             STATEMENT OF OPERATIONS

                                          TEN MONTHS
                                             ENDED               YEAR ENDED
                                          OCTOBER 31,           DECEMBER 31,
                                             1998                   1997

Revenues:
    Licenses                              $   665,445          $    416,719
    Services                                  141,205                84,026
                                          ------------         -------------
        Total revenues                        806,650               500,745
                                          ------------         -------------
Cost of revenues:
    Cost of licenses                           13,500                11,000
    Cost of services                           64,338                57,081
                                          ------------         -------------
        Total cost of revenues                 77,838                68,081
                                          ------------         -------------
Gross profit                                  728,812               432,664

Costs and expenses:
    Sales and marketing                       329,755               203,869
    Research and development                  207,936               167,770
    General and administrative                299,640               152,050
                                          ------------         -------------
Operating loss                               (108,519)              (91,025)
Other expense                                 (19,825)               (4,343)
                                          ------------         -------------
Loss before income tax provision             (128,344)              (95,368)
Provision for income tax
                                          ------------         -------------

Net loss                                  $  (128,344)         $    (95,368)
                                          ============         =============

Loss per share:
    Basic loss per share                  $      (.02)         $       (.01)
    Diluted loss per share                       (.02)                 (.01)

Shares used in computing EPS:
    Basic                                   7,142,857            7,142,857
    Diluted                                 7,142,857            7,142,857













    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                 CURASOFT, INC.
                       STATEMENT OF SHAREHOLDERS' DEFICIT


                                                       COMMON            COMMON
                                                       STOCK             STOCK          ACCUMULATED
                                                       SHARES            AMOUNT           DEFICIT            TOTAL

Balance, January 1, 1997                              7,142,857       $   33,550       $     (6,851)      $   26,699

Net loss for the year                                                                       (95,368)          (95,368)
                                                      ----------      -----------      ------------       -----------

Balance, January 1, 1998                              7,142,857           33,550           (102,219)          (68,669)

Net loss through October 31, 1998                                                          (128,344)         (128,344)
                                                      ----------      -----------      ------------       -----------

Balance, October 31, 1998                             7,142,857       $   33,550       $   (230,563)      $  (197,013)
                                                      ----------      -----------      ------------       -----------









   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                 CURASOFT, INC.
                             STATEMENT OF CASH FLOWS

                                                                             TEN MONTHS
                                                                               ENDED               YEAR ENDED
                                                                             OCTOBER 31,           DECEMBER 31,
                                                                                1998                   1997

Cash flows from operating activities:-
    Net loss                                                                 $   (128,344)         $    (95,368)
    Adjustments to reconcile net loss to net cash
      provided by operating activities:
      Depreciation and amortization expense                                        13,317                12,733
      Changes in assets and liabilities:
        Increase in trade accounts receivable                                     (84,352)              (98,010)
        Increase in prepaid expenses and
          other current assets                                                     (4,684)               (1,200)
        Increase in accounts payable                                               32,534                 3,915
        (Decrease) increase in accrued liabilities                                 (6,049)                6,227
        Increase in deferred revenues                                              35,230                15,718
        Increase in accrued compensation                                          143,707                40,692
                                                                             ------------          ------------
           Net cash provided (used) by operating activities                         1,359              (115,293)
                                                                             ------------          ------------
Cash flows from investing activities:
    Purchase of property and equipment                                            (41,272)              (24,685)
    Other                                                                         (17,292)
                                                                             ------------          ------------
           Net cash (used) by investing activities                                (58,564)              (24,685)
                                                                             ------------          ------------
Cash flows from financing activities:
    Borrowings under notes payable to related parties                              54,348               116,048
                                                                             ------------          ------------
           Net cash provided by financing activities                               54,348               116,048
                                                                             ------------          ------------
Net decrease in cash and cash equivalents                                          (2,857)              (23,930)
Cash and cash equivalents at beginning of period                                   18,647                42,577
                                                                             ------------          ------------

Cash and cash equivalents at end of period                                   $     15,790          $     18,647
                                                                             ============          ============

Supplemental disclosures for cash flow information:
    Cash paid during the year for interest                                     $      500
    Cash paid during the year for income taxes                                                     $     13,146









   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

CURASOFT, INC.
NOTES TO THE FINANCIAL STATEMENTS

1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         OPERATIONS
         Curasoft Systems, a sole proprietorship, began operations in July 1994. Curasoft Systems, Inc., a California corporation, was incorporated in January 1995. In January 1997, Curasoft Systems, Inc. changed its name to Curasoft, Inc. (the Company).

         The Company develops, markets and supports Internet enabled enterprise management and customer care solutions that maximize uptime and availability of systems, Web clients and servers, networks and applications. The Company offers scalable, open standards-based scheduling, notification, dispatching, escalation and response management software that works seamlessly in intranets, and in internet and distributed client/server environments.

         REVENUE RECOGNITION
         In October 1997 the American Institute of Certified Public Accountants issued Statement of Position (SOP) No. 97-2, "Software Revenue Recognition", which is adopted into the Company's financial statements as of January 1, 1997. The Company sells its products under perpetual licenses and recognizes its license revenues upon meeting each of the following criteria: (i) execution of a written purchase order, license agreement or contract; (ii) delivery of software or, if the customer has previously received evaluation software, delivery of the software license code; and (iii) issuance of the related license, with no significant vendor obligations or customer acceptance rights outstanding; (iv) the license fee is fixed or determinable; and (v) collectibility is assessed as being probable. Revenues from perpetual licenses are recorded as license revenue in the Statement of Operations. Service revenues include maintenance contracts and professional services. Support and maintenance contracts are purchased separately by customers at their discretion and related revenues are recognized ratably over the one year contract term. The portion of support and maintenance contract revenues that have not yet been recognized as revenues is reported as deferred revenue in the accompanying Balance Sheet.

         The Company also derives a portion of its revenues through the sale of its products by distributors, value-added resellers and system integrators. Resellers have no return rights and end customers have, under the Company's standard shrink-wrap license agreement, 30 days to return products. To date, returns have been minor and, accordingly, the Company has not recorded a reserve for returns. Revenues are recognized on these transactions upon (i) receipt of an executed purchase order from the reseller and (ii) shipment of the software to the end customer.

         RESEARCH AND DEVELOPMENT
         Research and development costs are charged to operations when incurred. In accordance with the provisions of Statement Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", the Company capitalizes costs incurred in the development of software once technological feasibility has been determined. The Company currently considers technological feasibility to have been established once a working model of a product has been produced and tested. To date, costs incurred subsequent to the establishment of technological feasibility have not been material and no such amounts have been capitalized.

         EARNINGS PER SHARE
         The Company's earnings per share data is presented in accordance with SFAS No. 128, "Earnings Per Share". Basic earnings per share is computed using the weighted average number of shares outstanding. Diluted earnings per share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding securities with the right to purchase or convert into common stock. Diluted and basic earnings per share are the same for the periods presented because a net loss has been incurred.

         CASH AND CASH EQUIVALENTS
         The Company considers investments with original maturity dates of three months or less from the date of purchase to be cash equivalents.

         CONCENTRATION OF CREDIT RISK
         Financial instruments which subject the Company to concentration of credit risk consist primarily of accounts receivable. Management believes that concentrations of credit risk with respect to accounts receivable are limited due to there being no individual customers with significant balances and their dispersion across many different industries and geographic regions. The Company performs ongoing credit evaluations of its customers to minimize credit risk.

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost. Depreciation is computed by applying the straight-line method over the estimated useful lives of the assets.

         USE OF ESTIMATES
         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets, liabilities, sales and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The fair value of cash and cash equivalents, accounts receivable and accounts payable reflected in the October 31, 1998 and December 31, 1997 Balance Sheet approximate their carrying value due to their short maturities.

         NEW ACCOUNTING PRONOUNCEMENTS
         In February 1997, the Financial Accounting Standards Board issued SFAS 129, "Disclosure of Information About Capital Structure", for all periods ending after December 15, 1997. SFAS 129 contains no changes in the disclosure requirements of the Company because it was previously subject to such requirements pursuant to other Statements and Opinions.

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income", and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information". The adoption of both statements is required for the Company's fiscal year ending December 31, 1998. Under SFAS No. 130, companies are required to report in the financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. SFAS 131 requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segments, if applicable. The Company does not expect the adoption of SFAS No. 130 or SFAS No. 131 to have a material impact on its financial statements and related disclosures.

2.       LIQUIDITY

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. In light of the Company's current projected earnings and cash flow, management believes the Company has the financial resources to maintain its current level of operations. However, cash generated alone from operations may not be sufficient to generate necessary levels of positive cash flow without additional borrowings and increases in the Company's line of credit guaranteed by the owners. As a result, the Company is exploring strategic alternatives which include among other things, a business combination. There can be no assurance that the Company will be successful in its attempt to consummate one of the strategic alternatives being considered.

         If the Company does not increase its line of credit or generate sufficient positive cash flow, it may be unable to continue its normal operations.

3.       ACCOUNTS RECEIVABLE

         Accounts receivable balances are summarized as follows:


                                                         OCTOBER 31,        DECEMBER 31,
                                                            1998                1997

         Trade accounts receivable                       $   252,596         $   163,244
         Less - allowance for doubtful accounts               (5,000)
                                                         -----------         -----------

                                                         $   247,596         $   163,244
                                                         ===========         ===========



4.       PROPERTY AND EQUIPMENT

         Property and equipment balances are summarized as follows:

                                                         ESTIMATED               OCTOBER 31,        DECEMBER 31,
                                                       USEFUL LIVES                 1998                1997

         Property and equipment                           3 years               $   107,686          $   66,414
         Less - accumulated depreciation                                            (36,598)            (23,281)
                                                                                -----------          ----------

                                                                                $    71,088          $   43,133
                                                                                ===========          ==========


         Depreciation expense totaled $13,317 in the ten months ended October 31, 1998 and $10,819 in 1997.

5.       NOTES PAYABLE TO RELATED PARTIES

                                                                                  OCTOBER 31,        DECEMBER 31,
                                                                                     1998                1997

         Note payable to principal shareholder at 8%, interest
           and principal payable on demand after January 1, 1998                  $   22,750          $   22,750
         Note payable to principal shareholder at 8%, interest
           and principal payable on demand after January 1, 1998                      11,000              11,000
         Note payable to related party at 8%, interest and
           principal payable on demand after January 1, 1998                          11,048              11,048
         Note payable to related party at 8%, interest and
           principal payable on demand after January 1, 1998                          90,000              90,000
         Note payable to principal shareholder at 8%, interest
           and principal payable on demand after January 1, 1998                      10,000
         Convertible notes:
             Note payable to related party at 8%, interest and
               principal payable on demand, February 21, 1998                         15,000              15,000
             Note payable to related party at 8%, interest and
               principal payable on demand, April 18, 1999                            10,000
             Note payable to related party at 8%, interest and
               principal payable on demand, April 19, 1999                            20,000
             Note payable to related party at 8%, interest and
               principal payable on demand, April 21, 1999                             5,000
             Note payable to related party at 8%, interest and
               principal payable on demand, April 1, 1999                             10,000
         Other                                                                          (652)
                                                                                  ----------          ----------
                                                                                     204,146             149,798
         Less - current portion                                                     (204,146)           (149,798)
                                                                                  ----------          ----------

                                                                                  $        -          $        -
                                                                                  ==========          ==========



         The convertible notes are convertible into common stock at the election of the Company in the event the Company issues shares of its stock for aggregate proceeds of at least $500,000. The conversion rate would be based upon the price at which the new shares are issued.

6.       CREDIT AGREEMENTS AND FINANCING ARRANGEMENTS

         In February 1998, the Company secured a $50,000 line of credit. The line of credit is guaranteed by the owners of the Company and there is no definite termination date. At October 31, 1998 the line had a zero balance.

7.       INCOME TAXES

         Effective January 1, 1995, the Company elected to be treated as a C Corporation for federal income tax purposes.

         The Company's income tax benefit was comprised of the following:

                                                                    TEN-MONTH
                                                                   PERIOD ENDED           YEAR ENDED
                                                                   OCTOBER 31,           DECEMBER 31,
                                                                      1998                  1997

         Deferred:
             Federal                                                $  47,500             $  31,300
             State                                                      2,500                 1,700
                                                                    ---------             ---------
                                                                       50,000                33,000
         Increase in valuation allowance                              (50,000)              (33,000)
                                                                    ---------             ---------

                                                                    $       -             $       -
                                                                    =========             =========


         The Company's income tax benefit varies from the statutory tax rate primarily because the realization of potential benefits from net operating loss carryforwards is not reasonably assured and, accordingly, a valuation allowance has been provided.

         Deferred tax assets are comprised of the following:

                                                            OCTOBER 31,
                                                                1998

         Assets:
             Net operating loss carryforward                 $   78,300
             Allowance for bad debts                              1,800
             Accrued liabilities                                 (2,100)
                                                             ----------
                                                                 78,000
         Less - valuation allowance                             (78,000)
                                                             ----------

         Net deferred tax asset                              $        -
                                                             ==========

         The Company has a net operating loss carryforward of approximately $220,000 at October 31, 1998 which expires in 2010 through 2013.

8.       SHAREHOLDERS' EQUITY

         INCENTIVE STOCK OPTION PLAN
         In 1996, the Company's Board of Directors adopted the Incentive Stock Option Plan. Options on 225,446 shares were exercisable at October 31, 1998 with weighted average exercise price per share of $0.10. There were no options exercisable at December 31, 1997. Options granted under the Plan vest monthly over four years with a one year cliff, monthly vesting thereafter.

         NONQUALIFIED STOCK OPTION PLAN
         In 1996, the Company's Board of Directors adopted the Nonqualified Stock Option Plan. There were no options exercisable at December 31, 1997. Options on 15,000 shares were exercisable at October 31, 1998, with a weighted average exercise price per share of $0.10.

The following table summarizes combined activity under the stock option plans for the ten-month period ended October 31, 1998 and the year ended December 31, 1997:


                                                                     EXERCISE
                                                                     PRICE PER
                                                    OPTIONS            SHARE

Options outstanding, December 31, 1996              133,333        $         .10
     Options granted                                758,571                  .10
     Options lapsed or canceled
     Options exercised
                                                   --------
Options outstanding, December 31, 1997              891,904
     Options granted                                345,000                  .12
     Options lapsed or canceled                    (248,333)                 .12
     Options exercised
                                                   --------

Options outstanding, October 31, 1998               988,571        $0.10 - $0.12
                                                   --------


         The following table summarizes information about stock options outstanding at October 31, 1998:


                                OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                    --------------------------------------------   --------------------------
  RANGE OF                           AVERAGE          WEIGHTED                     WEIGHTED
  EXERCISE                          REMAINING         AVERAGE                      AVERAGE
   PRICE              NUMBER          LIFE             PRICE         NUMBER         PRICE

$0.10 - 0.12          988,571          10             $    .11       240,446       $    .10


         The Company applies APB 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for these plans. The weighted average fair values of options granted during the ten months ended October 31, 1998 and for the year ended December 31, 1997 were $.03 and $.03, respectively. Had compensation cost for the Company's option plans been determined based upon the fair value at the grant dates for awards under these plans consistent with the method set forth under SFAS 123, "Accounting for Stock-Based Compensation", the Company's net loss for the period ended October 31, 1998 and for the year ended December 31, 1997 would have been increased by approximately $5,100 and $6,200, respectively. Earnings per share would not have been materially impacted.

         The fair value of each option granted is estimated on the date of grant using the Black-Scholes options-repricing model with the following weighted-average assumptions used for grants in 1998 and 1997, respectively: risk-free interest rates of 6% and 6%, zero dividend yield and an expected life of four years.

9.       COMMITMENTS AND CONTINGENCIES

         LEASE COMMITMENTS
         The Company leases office space and equipment under noncancellable operating leases. Total expense for operating leases amounted to $45,163 and $15,550 at October 31, 1998 and December 31, 1997,
         respectively.

         A summary of future minimum rental payments required under those noncancellable operating leases is as follows:


               YEAR ENDING
               DECEMBER 31,                           AMOUNTS

                   1999                              $  72,404
                   2000                                 74,287
                   2001                                 77,187
                   2002                                 80,202
                   2003                                 27,373


10.      SUBSEQUENT EVENT (UNAUDITED)

         On December 18, 1998 the Company was acquired by BindView Development Corporation for approximately 175,000 shares of BindView's common stock. The acquisition will be accounted for as a purchase. In addition, BindView may be obligated to make certain contingent payments to the former employees of the Company based on the achievement of certain future revenue targets on the Company's existing products, products currently under development and their continued employment with BindView. The maximum aggregate amount of these contingent payments is approximately $4,800,000.